Exhibit 99.1

Jamba, Inc. Reports Financial Results for the Fiscal First Quarter of 2009

First Quarter Consolidated EBITDA Positive for the First Time Since 2006

Emeryville, CA – (BUSINESS WIRE) May 28, 2009 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today reported unaudited financial results for the fiscal first quarter ended April 21, 2009.

Financial and Operational Highlights

Highlights for the 16 weeks ended April 21, 2009, compared to the 16 weeks ended April 22, 2008:

•	Consolidated EBITDA improved $5.7 million to $0.4 million from $(5.3) million for 1Q08.*

•	Store-level EBITDA increased 21.9% to $12.2 million from $10.0 million for 1Q08.*

•	Total revenue for 1Q09 decreased 12.5% to $88.9 million from $101.6 million for 1Q08.

•

Net loss for 1Q09 of $(10.2) million compared to a net loss for 1Q08 of $(6.4) million. Included in the net loss for 1Q09 is a non-cash, derivative liability gain of $0.2 million associated with a change in the fair value of the Company’s warrants and derivatives. Included in the net loss for 1Q08 is a non-cash derivative liability gain of $5.6 million associated with a change in the fair value of the Company’s warrants.

•	Diluted loss per share for 1Q09 of $(0.19) compared to a diluted loss per share for 1Q08 of $(0.12).

•	Company-owned comparable store sales for 1Q09 decreased 13.8%.(1)

•

No new company-owned stores were opened in fiscal first quarter of 2009, compared to 17 new company-owned stores in fiscal first quarter of 2008. The sale of 10 company stores in Arizona, to an existing franchisee, was completed on March 10, 2009. Six new franchise stores were opened in the first quarter of 2009, including four non-traditional franchise stores. The total number of stores increased to 732, comprised of 499 company-owned stores and 233 franchise stores.

“We continue to make solid progress on each of our strategic priorities and we’re very pleased that these efforts produced positive consolidated quarterly EBITDA in the first quarter, for the first time since 2006. In furtherance of our strategic priorities, we also announced earlier today the expansion of our re-franchising initiative. We believe that an aggressive re-franchising strategy will better position Jamba for growth and increased brand presence,” stated James D. White, president and chief executive officer, Jamba, Inc.

“While the economic environment remains challenging, we remain focused on in-store initiatives like oatmeal, which has been well received. In addition, our brand licensing activities remain robust as we are actively working with Nestle on our Ready-To-Drink re-launch and we just announced our licensing alliance with Oregon Ice Cream and Think Wow Toys, which demonstrates the potential the Company has to extend the Jamba Juice brand into the retail market,” continued Mr. White.

Outlook

The Company continues to expect negative comparable sales trends based on the current environment and has targeted 2009 expense goals as follows:

•	Cost of sales at or below 26% of company store revenue;

•	Labor costs at or below 34% of company store revenue;

•	Other controllable expenses included in store operating, at or below 3.5% of company store revenue and

•	General and administrative costs at or below $35 million, before share-based compensation expense

In addition, the Company has planned minimal, if any, Company store development and up to 50 new franchise stores in 2009.

Liquidity

On April 21, 2009, the Company held $26.2 million in cash, equivalents and restricted cash. Our restricted cash balance was $7.7 million and we had a total outstanding debt balance of $23.2 million.

The Company is subject to a number of customary covenants under its senior term note financing agreement, including limitations on additional indebtedness, liens, asset sales, acquisitions, dividend payments, and requirements to maintain certain financial covenants. The two financial covenants the Company is required to maintain are to retain $3 million of cash in the bank and a trailing 13 period of store-level EBITDA of $35 million. As of April 21 2009, the Company was in compliance with all debt covenants and expects to remain in compliance through fiscal year 2009.

Footnotes

(1) Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

* Use of Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in its statements made in this release. The Company uses the non-GAAP financial measures of store-level EBITDA and consolidated EBITDA. The Company defines store-level EBITDA, which is consistent with the definition under the Company’s financing agreement, as net income (loss) from operations and other income less: (a) depreciation and amortization, (b) general and administrative expenses; (c) store pre-opening expenses; (d) trademark impairment; (e) store lease termination and closure expenses; (f) impairment of long-lived assets; (g) other operating expenses and (h) income taxes. The Company believes that store-level EBITDA is an important measure of financial performance because it is a useful indicator of compliance under the Company’s financing agreement. The Company defines consolidated EBITDA as store-level EBITDA including general and administrative expenses. The Company believes that consolidated EBITDA is a helpful indicator of the Company’s financial performance. For a reconciliation of store-level EBITDA to net income (loss) and consolidated EBITDA to net income (loss), please see the table at the end of this release. Store-level EBITDA and consolidated EBITDA are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures of other companies.

Webcast and Conference Call Information

A conference call to review first quarter 2009 results will be held today, May 28, 2009 at 5:00 p.m. ET. Participating on the call with be James D. White, president and chief executive officer and Karen L. Luey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 857-6163 or for international callers by dialing (719) 325-4818. A simultaneous web cast of the call will be available by visiting http://www.jambajuice.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 6447350. The replay will be available until June 18, 2009.

About Jamba, Inc.

Jamba, Inc. (Nasdaq: JMBA) (Nasdaq: JMBAU) (Nasdaq: JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of healthy lifestyle food and beverage offerings, including great tasting fruit smoothies, juices, teas, hot oatmeal made with organic, steel cut oats, and baked goods. As of April 21, 2009, JAMBA JUICE had 732 locations consisting of 499 company- owned and operated stores and 233 franchise stores. For the nearest location or a complete menu, visit the JAMBA JUICE website at www.jambajuice.com or call 1-866-4R-FRUIT.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

Investor Relations Contact:

Don Duffy

203.682.8200

investors@jambajuice.com

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	April 21, 2009	December 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$18,437	$20,822
Restricted cash	5,804	5,059
Receivables, net of allowances of $302 and $416	2,724	4,594
Inventories	3,392	3,435
Prepaid and refundable income taxes	183	5,670
Prepaid rent	1,396	185
Prepaid expenses and other current assets	1,463	1,328

Total current assets	33,399	41,093
Property, fixtures and equipment, net	86,933	95,154
Trademarks and other intangible assets, net	2,595	2,998
Restricted cash	1,914	2,659
Deferred income taxes	354	354
Other long-term assets	4,784	3,462

Total assets	$129,979	$145,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,167	$8,089
Accrued compensation and benefits	8,450	7,667
Workers’ compensation and health insurance reserves	2,113	1,922
Accrued jambacard liability	26,230	30,764
Current portion of capital lease obligations	231	246
Other accrued expenses	10,954	12,074
Derivative liabilities	1,933	2,098

Total current liabilities	58,078	62,860
Note payable	23,224	22,829
Long-term capital lease obligations	195	281
Long-term workers’ compensation and health insurance reserves	1,914	2,659
Deferred rent and other long-term liabilities	15,838	16,670

Total liabilities	99,249	105,299

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized, 54,690,728 issued and outstanding	55	55
Additional paid-in-capital	358,771	358,258
Accumulated deficit	(328,096)	(317,892)

Total stockholders’ equity	30,730	40,421

Total liabilities and stockholders’ equity	$129,979	$145,720

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	16 Week Period Ended
(In thousands except share and per share amounts)	April 21, 2009	April 22, 2008
Revenue:
Company stores	$87,019	$98,632
Franchise and other revenue	1,851	2,921

Total revenue	88,870	101,553

Costs and operating expenses:
Cost of sales	21,207	26,379
Labor	31,918	37,998
Occupancy	13,748	13,379
Store operating	9,839	13,823
Depreciation and amortization	6,110	7,812
General and administrative	11,723	15,299
Impairment of long-lived assets	3,026	4,036
Other operating	236	2,382

Total costs and operating expenses	97,807	121,108

Loss from operations	(8,937)	(19,555)
Other income (expense):
Gain from derivative liabilities	165	5,642
Interest income	334	186
Interest expense	(1,749)	(112)

Total other expense (income)	(1,250)	5,716

Loss before income taxes	(10,187)	(13,839)
Income tax expense (benefit)	(17)	7,408

Net loss	$(10,204)	$(6,431)

Weighted-average shares used in computation of loss per share:
Basic	54,690,728	52,637,131
Diluted	54,690,728	52,637,131
Loss per share:
Basic	$(0.19)	$(0.12)
Diluted	$(0.19)	$(0.12)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Consolidated EBITDA

(Unaudited)

(In thousands)	16 Week Period Ended April 21, 2009	16 Week Period Ended April 22, 2008
Company stores revenue	$87,019	$98,632
Franchise and other revenue	1,851	2,921
Cost of sales	(21,207)	(26,379)
Labor	(31,918)	(37,998)
Occupancy	(13,748)	(13,379)
Store operating	(9,839)	(13,823)
General and administrative	(11,723)	(15,299)

Consolidated EBITDA	$435	$(5,325)

Consolidated EBITDA	$435	$(5,325)
Less: Depreciation and amortization	(6,110)	(7,812)
Less: Impairment of long-lived assets	(3,026)	(4,036)
Less: Other operating	(236)	(2,382)
Add (less): Other income (expense)	(1,250)	5,716
Add (less): Income tax benefit (expense)	(17)	7,408

Net loss	$(10,204)	$(6,431)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Store-level EBITDA

(Unaudited)

(In thousands)	16 Week Period Ended April 21, 2009	16 Week Period Ended April 22, 2008
Company stores revenue	$87,019	$98,632
Franchise and other revenue	1,851	2,921
Cost of sales	(21,207)	(26,379)
Labor	(31,918)	(37,998)
Occupancy	(13,748)	(13,379)
Store operating	(9,839)	(13,823)

Store-level EBITDA	$12,158	$9,974

Store-level EBITDA	$12,158	$9,974
Less: Depreciation and amortization	(6,110)	(7,812)
Less: General and administrative	(11,723)	(15,299)
Less: Impairment of long-lived assets	(3,026)	(4,036)
Less: Other operating	(236)	(2,382)
Add (less): Other income (expense)	(1,250)	5,716
Add (less): Income tax benefit (expense)	(17)	7,408

Net loss	$(10,204)	$(6,431)